SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 8, 2014

OTTER TAIL CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota	0-53713	27-0383995
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

215 South Cascade Street, P.O. Box 496, Fergus Falls, MN	56538-0496
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 410-8780

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Shane N. Waslaski resigned as the Senior Vice President, Manufacturing and Infrastructure Platform of Otter Tail Corporation (the “Company”) and as President of the Company’s subsidiary, Varistar Corporation, effective May 15, 2014. In connection with his resignation, Mr. Waslaski will receive a lump sum payment of $615,000 and reimbursement for health insurance benefits through December 31, 2014 in lieu of any other compensation, including bonus and incentive compensation payments, employer contributions to any 401(k) or other retirement plans and any other employer-sponsored benefits, and for the release of any rights under his Executive Employment Agreement and Change in Control Severance Agreement with the Company.

The Separation Agreement and General Release dated May 8, 2014 between the Company and Mr. Waslaski is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. The foregoing summary is qualified in its entirety by reference to the full text of the Agreement.

Item 9.01.	Financial Statement and Exhibits

(d)	Exhibits

10.1	Separation Agreement and General Release dated May 8, 2014 between the Company and Mr. Waslaski.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

OTTER TAIL CORPORATION

Date: May 14, 2014

	By	/s/ George A. Koeck
George A. Koeck
General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Separation Agreement and General Release dated May 8, 2014 between the Company and Mr. Waslaski.

4